Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95720, 33-51392 and 333-62063) pertaining to The Finish Line, Inc. 1992 Employee Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-84590) pertaining to The Finish Line, Inc. Non-Employee Director Stock Option Plan, the Registration Statements (Form S-8 Nos. 333-100427 and 333-126881) pertaining to The Finish Line, Inc. 2002 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-118069) pertaining to The Finish Line, Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-160751) pertaining to The Finish Line, Inc. 2009 Incentive Plan and the Registration Statement (Form S-3 No. 333-150091) of The Finish Line, Inc. of our reports dated May 6, 2010, with respect to the consolidated financial statements of The Finish Line, Inc., and the effectiveness of internal control over financial reporting of The Finish Line, Inc. included in this Annual Report (Form 10-K) for the year ended February 27, 2010.

/S/    ERNST & YOUNG LLP

Indianapolis, Indiana

May 6, 2010